UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 15, 2025

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

This Current Report on Form 8-K is for informational purposes only and is neither an offer to subscribe for, purchase or sell, nor a solicitation of an offer to subscribe for, purchase or sell, any of the securities mentioned below and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. It is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, any of the securities described below.

Issuance of 2.330% Senior Notes due 2030 to Holders of 2030 P-Caps

On May 13, 2025, Lincoln National Corporation (the “Company”) exercised in full its issuance right under the Facility Agreement (the “Trust I Facility Agreement”) among the Company, Belrose Funding Trust (“Trust I”) and The Bank of New York Mellon, as notes trustee. As a result, on May 15, 2025, the Company issued $500,000,000 aggregate principal amount of its 2.330% Senior Notes due 2030 (CUSIP No. 534187 BM0) (the “2.330% Notes due 2030”) to Trust I in exchange for the principal and interest strips of U.S. Treasury securities held by Trust I (the “Trust I Eligible Assets”). The Trust I Facility Agreement was entered into in August 2020 in connection with the issuance by Trust I of $500,000,000 aggregate amount of its Pre-Capitalized Trust Securities Redeemable August 15, 2030 (CUSIP No. 080807 AA8) (the “2030 P-Caps”) and provided the Company with the right to issue to Trust I, and to require Trust I to purchase from the Company, on one or more occasions, up to an aggregate principal amount at any one time outstanding of $500,000,000 of the 2.330% Notes due 2030 in exchange for all or a portion of the Trust I Eligible Assets corresponding to the amount of the issuance right being exercised at that time.

In connection with the exercise of its issuance right, the Company waived its right to repurchase the 2.330% Notes due 2030 and directed the trustee of Trust I to dissolve Trust I and deliver the 2.330% Notes due 2030 to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap. On May 20, 2025, Trust I was dissolved and The Depository Trust Company distributed the 2.330% Notes due 2030 to the beneficial holders of the 2030 P-Caps pro rata in respect of each 2030 P-Cap.

Issuance by Belrose Funding Trust II of $1,000,000,000 of 2055 P-Caps

On May 20, 2025 (the “Closing Date”), pursuant to the Purchase Agreement, dated May 13, 2025, by and among Belrose Funding Trust II, a Delaware statutory trust (“Trust II”), the Company, and TD Securities (USA) LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), Trust II completed the issuance and sale of 1,000,000 of its Pre-Capitalized Trust Securities Redeemable May 15, 2055 (CUSIP No. 08079K AA2) (the “2055 P-Caps”) for an aggregate purchase price of $1,000,000,000 through the Initial Purchasers in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The 2055 P-Caps will serve as a new source of on-demand capital and liquidity for the Company that will provide the Company with the right at any time over a thirty-year period to issue its 6.792% Senior Notes due 2055 (CUSIP No. 534187 BW8) (the “6.792% Notes due 2055”) to Trust II, at its election, as described below. The 2055 P-Caps may be held only by “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, that are also “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”). Trust II invested the proceeds from the sale of the 2055 P-Caps in a portfolio of principal and interest strips of U.S. Treasury securities (the “Trust II Eligible Assets”).

On the Closing Date, in connection with Trust II’s sale of the 2055 P-Caps, the Company entered into a new Facility Agreement (the “Trust II Facility Agreement”) with Trust II and The Bank of New York Mellon, as trustee for the 6.792% Notes due 2055 (the “Notes Trustee”), pursuant to which the Company has the right to issue to Trust II, and to require Trust II to purchase from the Company, on one or more occasions (the “Issuance Right”), up to an aggregate principal amount at any one time outstanding of $1,000,000,000 of the 6.792% Notes due 2055 in exchange for all or a portion of the Trust II Eligible Assets corresponding to the amount of the Issuance Right being exercised at that time. The Company will pay a semi-annual facility fee to Trust II, calculated at a rate of 1.888% per annum applied to the unexercised portion of the Issuance Right. The Company may direct Trust II to grant all or a portion of the Issuance Right to one or more assignees (who are consolidated subsidiaries of the Company or persons to whom the Company or any such consolidated subsidiary has an obligation or liability) (each, an “Issuance Right Assignee”) who may cause a corresponding portion of the 6.792% Notes due 2055 to be issued to Trust II and receive the corresponding Trust II Eligible Assets that would otherwise have been delivered to the Company pursuant to the exercise of such Issuance Right.

The Issuance Right will be exercised in full automatically if (1) the Company fails to pay any facility fee when due under the Trust II Facility Agreement or any amount due and owing under the Trust Expense Reimbursement Agreement (as defined below) on any distribution date or fails on any distribution date to purchase and pay for any defaulted Trust II Eligible Assets required to be purchased at their face amount from Trust II pursuant to the terms of the Trust II Facility Agreement and such failure is not cured (including payment in full of the special facility fee due as a result of such failure) within 30 days of such distribution date or (2) a bankruptcy event in respect of the Company has occurred (each, an “Automatic Exercise Event”).

The Company must exercise the Issuance Right in full if (1) it reasonably believes that its consolidated net worth (as calculated pursuant to the Trust II Facility Agreement) has fallen below $2.75 billion (as such amount may be adjusted from time to time in connection with certain corporate reorganizations or changes of accounting policies), (2) an event of default under (and as defined in) the indenture governing the 6.792% Notes due 2055 has occurred or would have occurred had the 6.792% Notes due 2055 been outstanding, or (3)(A) certain events relating to Trust II’s status under the 1940 Act are reasonably likely to occur or have occurred and (B)(x) within five business days of such determination, the transaction agreements have not been amended to prevent or cease such event or (y) the Company has reasonably determined that no such amendment is possible (each, a “Mandatory Exercise Event”).

The Company has the right to redeem, at its option, the 6.792% Notes due 2055 at any time in whole or in part and, in lieu of issuing and selling 6.792% Notes due 2055 to Trust II pursuant to any voluntary exercise of the Issuance Right (i.e., excluding an Automatic Exercise Event or a Mandatory Exercise Event), may elect to deliver to Trust II a cash payment in an amount equal to the redemption price of such 6.792% Notes due 2055, plus accrued and unpaid interest on such 6.792% Notes due 2055 to but excluding the date of payment, in exchange for the delivery by Trust II of a corresponding portion of the Trust II Eligible Assets. If the Company makes this election or redeems 6.792% Notes due 2055 held by Trust II, Trust II will redeem a corresponding amount of the 2055 P-Caps, and the maximum amount of the 6.792% Notes due 2055 that the Company may thereafter issue and sell to Trust II will be reduced by that amount. The Company will also have the right to repurchase 6.792% Notes due 2055 then outstanding and held by Trust II, in whole or in part (provided that any repurchase of less than all 6.792% Notes due 2055 then outstanding and held by Trust II shall be in an integral multiple of $25,000,000 principal amount), in exchange for the delivery to Trust II of the applicable repurchase price, at any time prior to the occurrence of an Automatic Exercise Event or Mandatory Exercise Event, and may exercise or assign the Issuance Right with respect to the repurchased 6.792% Notes due 2055 at a later date.

On the Closing Date, the Company also entered into (1) a Trust Expense Reimbursement Agreement with Trust II pursuant to which the Company agreed to reimburse Trust II for its expenses in connection with the transaction, including trustees’ fees (the “Trust Expense Reimbursement Agreement”), and (2) a Registration Rights Agreement with the Representatives pursuant to which the Company will be required to use its reasonable best efforts to file, within a specified period after the occurrence of a triggering event, either (a) a registration statement with the Securities and Exchange Commission pursuant to which the Company will offer to exchange the 6.792% Notes due 2055 for registered senior notes of equal principal amount having substantially identical terms as the 6.792% Notes due 2055 and evidencing the same indebtedness as the 6.792% Notes due 2055 (except that the registered senior notes will be registered under the Securities Act and will not be subject to restrictions on transfer or contain provisions relating to additional interest, will bear different CUSIP numbers than the 6.792% Notes due 2055, will not entitle their holders to registration rights and will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the 6.792% Notes due 2055) or (b) under specified circumstances, a shelf registration statement with respect to the resale of the 6.792% Notes due 2055.

Trust II will terminate no later than May 15, 2055 and will distribute 6.792% Notes due 2055 to the holders of the 2055 P-Caps if its sole assets consist of 6.792% Notes due 2055 that the Company is no longer entitled to repurchase. Trust II will also terminate upon the redemption of all outstanding 2055 P-Caps or the earlier occurrence of certain other events specified in its declaration of trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Christopher Neczypor
Name:	Christopher Neczypor
Title:	Executive Vice President and Chief Financial Officer

Date: May 20, 2025